Exhibit 99

VIACOMCBS TO SELL
CBS STUDIO CENTER FOR $1.85 BILLION

NEW YORK—November 30, 2021— ViacomCBS Inc. (NASDAQ: VIAC, VIACA) today announced it has entered into a definitive agreement to sell CBS Studio Center and its associated operating business to a partnership formed by Hackman Capital Partners, LLC and Square Mile Capital Management, LLC for approximately $1.85 billion.

The transaction is the result of a widely marketed sale process, which attracted interest from a number of buyers, reflecting the value of CBS Studio Center as a best-in-class studio lot in the highly competitive Los Angeles studio marketplace. The property sits on a 55-gross-acre site in Studio City and consists of over 1 million square feet of space, including 22 stages, production office and support buildings, third-party tenant offices, a purpose-built broadcast center and filmable backlot locations.

“This sale is part of an ongoing optimization of ViacomCBS’ real estate and operations portfolio and will allow the company to re-deploy capital to strategic growth priorities, including streaming,” said Naveen Chopra, EVP and Chief Financial Officer, ViacomCBS.

At closing, CBS Broadcasting Inc. will enter into a long-term lease-back of the Broadcast Center, which is home to television stations CBS 2 and KCAL 9. ViacomCBS will continue to occupy stages and produce content on the lot, as well as enter into a short-term lease-back of certain portions of the property in order to manage the transition of ViacomCBS employees to other locations.

“We’re honored to have been selected as the new stewards of CBS Studio Center, one of the most celebrated and successful studios in Los Angeles,” said Michael Hackman Founder and CEO of Hackman Capital Partners. “The studio has been a hit maker from the days of Gunsmoke, Mary Tyler Moore, and Seinfeld, and we’re thrilled to continue our ongoing relationship with ViacomCBS to service its many successful shows currently filmed on the lot.”

“CBS Studio Center is an iconic property that has been home to many of television’s legendary programs over the years,” said Square Mile Capital CEO Craig Solomon. “With ViacomCBS maintaining an important presence at the property, we anticipate a smooth ownership transition and many more great years ahead.”

The transaction is expected to close in 2021, subject to customary closing conditions, including regulatory approval.

Carl Muhlstein and Kevin MacKenzie of JLL are acting as exclusive agents for ViacomCBS in the transaction.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

This communication contains both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will," "may," "could," "estimate" or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in consumer behavior, as well as evolving technologies, distribution platforms and packaging; the impact on our advertising revenues of changes in consumers' content viewership, deficiencies in audience measurement and advertising market conditions; our ability to maintain attractive brands and our reputation, and to offer popular programming and other content; increased costs for programming, films and other rights; competition for content, audiences, advertising and distribution; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies, including our streaming initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; the impact of COVID-19 (and other widespread health emergencies or pandemics) and measures taken in response thereto; domestic and global political, economic and/or regulatory factors affecting our businesses generally; liabilities related to discontinued operations and former businesses; the loss of key talent and strikes and other union activity; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT VIACOMCBS

ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the U.S. television audience and boasts one of the industry's most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions.

For more information about ViacomCBS, please visit www.viacomcbs.com and follow @ViacomCBS on social platforms.

ABOUT HACKMAN CAPITAL PARTNERS LLC

Founded in 1986, Hackman Capital Partners is a privately-held investment and operating company based in Los Angeles. The company began with a focus on the industrial real estate marketplace, where it amassed a national portfolio of more than 400 buildings totaling over 35 million square feet. As the demand in urban markets began to increase, Hackman Capital quickly pivoted, and by 2007, it emerged as an early pioneer of transforming vintage industrial warehouses into creative office space for media and high-tech tenants.

The company entered the highly competitive film and television studio arena in 2014, with the purchase of The Culver Studios and its subsequent Innovation Plan. Today, its portfolio also includes Television City, MBS Media Campus, Silvercup Studios, Kaufman Astoria Studios, Second Line Stages, Raleigh Studios, Sony Pictures Animation Studios, Ardmore Studios, Troy Studios, Eastbrook Studios London and The Wharf London.

Across its projects, Hackman Capital is committed to building authentic and enduring relationships with the local communities in which it does business. In 2020, Hackman Capital launched its “Changing Lenses” initiative at Television City, which promotes diversity, equity, and inclusion in the entertainment industry. Through partnerships with organizations, industry leaders, and community stakeholders, “Changing Lenses’”provides mentorship, job training opportunities, and career pathways to sustained employment to historically unrepresented voices in media.

In addition to owning and operating its own studio assets, Hackman Capital and its affiliate The MBS Group design, develop and build studios; manage studios for other studio owners; and provide global studios and content creators with comprehensive production services and studio-based equipment rentals. The MBS Group is an industry-leading, best-in-class operations and production services business with more than 850 employees and 65+ locations across six countries, servicing over 380 sound stages and more than 400 productions per year. For more information, visit www.hackmancapital.com.

ABOUT SQUARE MILE CAPITAL MANAGEMENT LLC

Square Mile Capital Management LLC is an integrated institutional real estate and investment management firm based in New York. The firm has an established history of successful investing in commercial real estate at all points in the market cycle.  Square Mile Capital's experience supplying flexible equity and debt capital solutions in diverse property sectors and across the risk spectrum, combined with its integrated national sourcing and investment platform, facilitates the creation of value for its investors, partners, borrowers and counterparties. Square Mile Capital seeks to identify the impact of long-term trends on real estate values and targets its equity investments on key investment strategies likely to benefit from such trends.  The firm's commercial real estate debt platform provides customized capital solutions for real estate owners and developers throughout the United States utilizing its broad investment platform, product expertise and research resources. For more information, visit www.squaremilecapital.com.

VIAC-IR

MEDIA CONTACTS FOR VIACOMCBS:

Justin Dini
Executive Vice President, Head of Corporate Communications, ViacomCBS
(917) 216-7629
justin.dini@viacom.com

Peter Collins
Vice President, Corporate Communications, ViacomCBS
(917) 826-4182
peter.collins@viacomcbs.com

INVESTOR CONTACTS FOR VIACOMCBS:

Anthony DiClemente
Executive Vice President, Investor Relations, ViacomCBS
(917) 796-4647
anthony.diclemente@viacom.com

Jaime Morris
Senior Vice President, Investor Relations, ViacomCBS
(646) 824-5450
jaime.morris@viacomcbs.com

MEDIA CONTACT FOR HACKMAN CAPITAL PARTNERS

Audrey Hackman
ahackman@hackmancapital.com

MEDIA CONTACT FOR SQUARE MILE CAPITAL MANAGEMENT

Rick Matthews
862-266-4779
Rmatthews@rubenstein.com